UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 22, 2015

SUNVESTA, INC.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation or organization)

000-28731

98-0211356

(Commission File Number)

(IRS Employer Identification Number)

Josef Mettler, Chief Executive Officer

Seestrasse 97, Oberrieden, Switzerland CH-8942

(Address of principal executive offices)

011 41 43 388 40 60

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

_____________________________________________________________________________________

On July 16, 2012, certain principal shareholders of SunVesta, Inc. (“Company”) or principal lenders to the project entered into a guaranty agreement in favor of SunVesta Holding AG (“SunVesta AG”), a wholly owned subsidiary of the Company. The guaranty agreement requires that within 30 days of receiving a demand notice from SunVesta AG that the requested funds are made available by the guarantors to SunVesta AG. The purpose of the guaranty is to ensure that until such time as financing is secured for the entire project that the guarantors act to guarantee creditors, as necessary, to the extent of the project’s ongoing capital requirements. The guaranty agreement was filed as Exhibit 10.5 to the

Company’s Form 10-K for the period ended December 31, 2011, on February 14, 2013, and is attached hereto.

On September 22, 2015, the signatories to the guaranty agreement agreed by addendum to maintain the guarantee until December 31, 2018, after which date the guaranty agreement will expire.

Item 9.01

Financial Statements and Exhibits

The following exhibits are attached as part of this report:

Exhibit

Page

No.

No.

Description

10.5

Attached

Guaranty Agreement dated July 16, 2012

10.14

Attached

Addendum to Guaranty Agreement dated September 22, 2015

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the  registrant  has  duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunVesta, Inc.

Date

By: /s/ Josef Mettler

December 23, 2015

Name: Josef Mettler

Title: Chief Executive Officer

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